SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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EMISPHERE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMISPHERE TECHNOLOGIES, INC.

765 Old Saw Mill River Road
Tarrytown, New York 10591

April 11, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held on Thursday May 15, 2003 at 10:00 a.m. at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information about Emisphere that you should know when you vote your shares.

     The principal business of the Annual Meeting will be to elect a Director, to approve and ratify an amendment to the 1994 Qualified Employee Stock Purchase Plan, to approve and adopt an amendment to the 1994 Non-Qualified Employee Stock Purchase Plan, to approve and adopt an amendment to the 1997 Stock Option Plan for Outside Directors, to approve and adopt an amendment to the 1997 Directors’ Deferred Compensation Stock Plan and to ratify the appointment of the Independent Auditors.

     It is important that your shares be represented whether or not you attend the meeting. Registered stockholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services appear on the proxy card. You can also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the enclosed envelope, or vote your shares at the meeting in person. Proxy votes are tabulated by an independent agent appointed by Emisphere, and reported at the Annual Meeting.

     The Board of Directors appreciates and encourages stockholder participation in Emisphere’s Annual Meeting and looks forward to your attendance.

Thank you for your cooperation.
Very truly yours, MICHAEL M. GOLDBERG, M.D. Chairman of the Board of Directors and Chief Executive Officer

EMISPHERE TECHNOLOGIES, INC.

765 Old Saw Mill River Road
Tarrytown, New York 10591

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tarrytown, New York
April 11, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EMISPHERE TECHNOLOGIES, INC., a Delaware corporation, will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York on Thursday May 15, 2003 at 10:00 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

1.	To elect Dr. Jere E. Goyan (“the Director Nominee”) as Director;

2.	To approve and ratify an amendment to the Qualified Employee Stock Purchase Plan (the “1994 Qualified ESPP”) providing for an increase in the maximum number of shares of Emisphere’s Common Stock available for issuance thereunder by 600,000 shares;

3.	To approve and adopt an amendment to the Non-Qualified Stock Purchase Plan (the “1994 Non-Qualified ESPP”) providing for an increase in the maximum number of shares of Emisphere’s Common Stock available for issuance thereunder by 100,000 shares;

4.	To approve and adopt an amendment to the Stock Option Plan for Outside Directors, (the “1997 Directors’ Option Plan”) providing for an increase in the maximum number of shares of Emisphere’s Common Stock available for issuance thereunder by 200,000 shares;

5.	To approve and adopt an amendment to the Directors’ Deferred Compensation Stock Plan, (the “Directors’ Deferred Plan”) providing the Directors with the option to have up to one-half of the annual retainer compensation paid for their activities as a Director to be paid in deferred stock;

6.	To ratify the selection of PricewaterhouseCoopers LLP to serve as Emisphere’s Independent Auditors for the fiscal year ending December 31, 2003; and

7.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only those stockholders of record at the close of business on March 24, 2003 will be entitled to receive notice of, and vote at this meeting. A list of stockholders entitled to vote at the meeting will be open for examination by any stockholder during the ten days prior to the meeting at Emisphere’s principal offices located at 765 Old Saw Mill River Road, Tarrytown, New York 10591.

     All stockholders are cordially invited to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise. Your prompt attention to the proxy will be of assistance in preparing for the meeting and your cooperation related to this matter is appreciated.

By order of the Board of Directors Fredrick D. Cobb Secretary

EMISPHERE TECHNOLOGIES, INC.

765 Old Saw Mill River Road
Tarrytown, New York 10591

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this Proxy Statement?

     This Proxy Statement and the enclosed proxy card are furnished to all stockholders of record as of the close of business on March 24, 2003 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on Thursday May 15, 2003.

     This proxy statement and accompanying form of proxy are being mailed to stockholders on or about April 11, 2003. Although the Annual Report, Form 10-K and Proxy Statement are being mailed together, the Annual Report and Form 10-K should not be deemed to be part of the Proxy Statement.

Who can attend the Annual Meeting and who is entitled to vote?

     All stockholders of the Company as of the record date, March 24, 2003, their authorized representatives and guests of the company will be able to attend the Annual Meeting.

     All holders of record of Emisphere’s Common Stock at the close of business on March 24, 2003 will be entitled to vote at the 2003 Annual Meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

What proposals will be voted upon at the Annual Meeting?

     The Annual Meeting has been called to consider and take action on the following items:

1	.	To elect Dr. Jere E. Goyan (“the Director Nominee”) as Director;
2	.	To approve and ratify an amendment to the Qualified Employee Stock Purchase Plan (the “1994 Qualified ESPP”) providing for an increase in the maximum number of shares of Emisphere’s Common Stock available for issuance thereunder by 600,000 shares;

3	.	To approve and adopt an amendment to the Non-Qualified Stock Purchase Plan (the “1994 Non-Qualified ESPP”) providing for an increase in the maximum number of shares of Emisphere’s Common Stock available for issuance thereunder by 100,000 shares;

4	.	To approve and adopt an amendment to the Stock Option Plan for Outside Directors (the “1997 Directors’ Option Plan”) providing for an increase in the maximum number of shares of Emisphere’s Common Stock available for issuance thereunder by 200,000 shares;

5	.	To approve and adopt an amendment to the Directors’ Deferred Compensation Stock Plan, (the “Directors’ Deferred Plan”) providing the Directors with the option to have up to one-half of the annual retainer compensation paid for their activities as a Director to be paid in deferred stock;

6	.	To ratify the selection of PricewaterhouseCoopers LLP to serve as Emisphere’s Independent Auditors for the fiscal year ending December 31, 2003; and
7	.	To transact such other business as may properly come before the meeting or any adjournment thereof.

How do I vote in person?

     If you plan to attend the Annual Meeting on May 15, 2003, you will receive a ballot at your arrival. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

How do I vote by proxy?

     If you are a registered holder, you can vote your proxy via the Internet, by telephone, by mail or in person at the Annual Meeting on May 15, 2003.

     If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote your shares. You should complete a voting instruction card which your broker or nominee is obligated to provide you. If you wish to vote in person at the meeting, you must first obtain from the record holder a proxy issued in your name.

How do I vote via the Internet?

     If you wish to vote via the Internet, follow the internet voting instructions located on your proxy card. A control number, located on the proxy card, is designated to verify your identity and allow you to vote the shares and confirm that the voting instructions have been recorded properly.

How do I vote via telephone?

     If you wish to vote via telephone, use the toll-free telephone number and follow the voting instructions located on your proxy card. A control number, located on the proxy card, is designated to verify your identity and allow you to vote the shares and confirm that the voting instructions have been recorded properly.

How do I vote my shares?

     If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the position of the Board of Directors in the Proxy Statement prior to marking your vote.

     If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

What constitutes a quorum?

     As of March 24, 2003, the record date, 18,025,577 shares of Common Stock were outstanding. A majority of the outstanding shares present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

What are the Board of Directors voting recommendations?

     The Board of Directors recommends a vote:

  “FOR” the election of the Director Nominee;

  “FOR” the approval and ratification of the amendment to the 1994 Qualified ESPP;

  “FOR” the approval and adoption of the amendment to the 1994 Non-Qualified ESPP;

  “FOR” the approval and adoption of the amendment to the 1997 Directors’ Option Plan;

  “FOR” the approval and adoption of the amendment to the Directors’ Deferred Plan;

  “FOR” the ratification of the selection of Independent Auditors.

     If any other matter is presented, your proxy will vote in accordance with his discretion. At the time this Proxy Statement went to press, Emisphere knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Who counts the vote?

     Tabulation of proxies and the votes cast at the meeting are conducted by an independent agent appointed by Emisphere and certified by an independent inspector of election.

May I revoke my proxy?

     You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (i) by giving timely written notice of the revocation to the Secretary of the Company; (ii) by executing and delivering a proxy with a later date or (iii) by voting in person at the meeting.

What vote is required to approve each proposal?

     A plurality of the votes cast at the meeting is required to elect Directors. The affirmative vote of a majority of the shares present in person or by proxy is required for the approval and adoption of the management proposals to amend the 1994 Qualified ESPP and Non-Qualified ESPP, the 1997 Directors’ Option Plan, the Directors’ Deferred Plan and for ratification of the appointment of PricewaterhouseCoopers, LLP as Independent Auditors for 2003.

Who bears the cost of soliciting the proxies?

     Emisphere will pay all costs of preparing, assembling, printing and distributing the proxy materials. Emisphere has retained Mellon Investor Services to assist in soliciting proxies for a fee plus reasonable out-of-pocket expenses. Employees may solicit proxies on behalf of the Board of Directors through the mail, in person, and by telecommunications. Emisphere will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

Where are Emisphere’s executive offices?

     Emisphere’s principal executive offices are located at 765 Old Saw Mill River Road, Tarrytown, New York 10591 and our telephone number is (914) 785-4701.

How can I get additional information about Emisphere?

     Emisphere will, upon written request of any stockholder, furnish without charge a copy of the Annual Report and the Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC. Please address your requests to Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10591 Attention: Secretary. Copies of this proxy statement, the 2002 Annual Report and Form 10-K are located within the Investor Relations section of Emisphere’s Website at www.emisphere.com and are also available from the SEC and on the worldwide Website as described below.

     If you wish, you can access future Proxy Statements and Annual Reports on the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option by marking the appropriate box on your proxy card or by following the instructions if you vote by telephone or the Internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise Emisphere otherwise.

     If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Statements and Annual Reports on the Internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the Internet address for access to the Proxy Statement and Annual Report.

     Emisphere is subject to the informational requirements of the Securities Exchange Act, which requires that the Company’s Form 10-K, Proxy Statement and other information be filed with the SEC. These filings may be inspected and copied at the public reference facilities of the SEC. Call (800) SEC-0330 for more information regarding public reference facilities. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. In addition, the SEC maintains a worldwide Website on the Internet that contains reports, proxy and information statements as well as other information regarding registrants that file electronically with the SEC, including our Company. The SEC’s worldwide web site address is “www.sec.gov.”

Householding of Annual Meeting materials

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements and Annual Reports. This means that only one copy of Emisphere’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. A separate copy of either document will be promptly delivered to any stockholder upon written or oral request made to our Investor Relations Department, Emisphere Technologies, 765 Old Saw Mill River Road, Tarrytown, New York 10591, telephone: (914) 785-4701. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, must make an election on the proxy card or contact the stockholder’s bank, broker, or other nominee record holder. Stockholders may also contact Emisphere at the above address and phone number with their election.

VOTING SECURITIES AND PRINCIPAL HOLDERS

     As the close of business on March 24, 2003 (the “Record Date”), there were approximately 18,025,577 shares of the Company’s Common Stock outstanding and entitled to vote. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company’s outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted as if they were “no” votes in tabulations of the votes cast, whereas broker non-votes, are not considered as having voted for the purposes of determining the outcome of a vote. Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the stockholders as the Annual Meeting.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of February 28, 2003, except as noted, regarding the beneficial ownership of the Common Stock by (i) each Director, including the Director Nominee, (ii) each Executive Officer and (iii) all Directors and Executive Officers of Emisphere as a group. Unless otherwise noted, such shares are owned directly or indirectly with sole voting and investment power.

Name and Address (f)	Total Shares Owned (a)		Common Shares Underlying Options (b)	Deferred Common Share Units (c)	Percent Of Class (g)

Michael M. Goldberg, M.D	1,897,101	(d)	1,722,315	—	10.52%
Howard M. Pack	168,965		77,000	1,602	*
Jere E. Goyan, Ph.D	113,602		112,000	1,602	*
Mark I. Greene, M.D., Ph.D	87,602		86,000	1,602	*
Joseph R. Robinson, Ph.D	73,483		72,000	1,483	*
Robert J. Levenson	37,486	(e)	28,000	1,486	*
Lewis H. Bender	207,066		197,420	—	1.15%
Robert A. Baughman, Jr., Pharm. D., Ph.D. (h)	—		—	—	*
Alan W. Dunton M.D. (i)	—		—	—	*
All Directors and Executive Officers as a group	2,585,305		2,294,735	7,775	14.34%

*	Less than 1%
(a)	The number of shares set forth for each Director and Executive Officer of Emisphere consists of direct and indirect ownership of shares, including stock options that are currently exercisable or exercisable within 60 days and deferred common share units.

(b)	The number of shares set forth for each Director and Executive Officer of Emisphere consists of stock options that are currently exercisable and stock options that will be exercisable within 60 days which constitutes a portion of the shares set forth under the column “Total Shares Owned”.

(c)	The number of shares set forth for each Independent Director of Emisphere consists of number of shares credited to the Director’s share account in the Director’s Deferred Plan as deferred common share units which are valued according to the market value on the date of the service.

(d)	Does not include 130,000 shares with respect to which Dr. Goldberg has transferred options to members of his family and with respect to which Dr. Goldberg disclaims beneficial interest.
(e)	Includes 1,000 shares held by the Robert J. and Mira Levenson Family Foundation, with respect to which shares Mr. Levenson disclaims beneficial ownership.
(f)	Unless otherwise specified, the address of each beneficial owner is c/o Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10591.
(g)	The percentage is calculated based on the Total Shares Owned divided by the total number of shares outstanding as of February 28, 2003.
(h)	On May 24, 2002, Robert A. Baughman was a consultant of Emisphere and ceased to be an Executive Officer. To Emisphere’s knowledge he has no beneficial ownership of Emisphere’s Common Stock.
(i)	On November 29, 2002, Dr. Dunton had ceased to be an Executive Officer and Director of Emisphere. To Emisphere’s knowledge he has no beneficial ownership of Emisphere’s Common Stock.

Principal Holders of Common Stock

     The following table sets forth information regarding beneficial owners of more than 5 percent of the outstanding shares of our common stock as of February 28, 2003.

Name and Address	Number of Shares Beneficially Owned	Percent Of Class

Merrill Lynch Investment Managers (1)
4 World Financial Center
New York, NY 10080	1,460,000	8.10%
Royce and Associates, LLC. (2)
1414 Avenue of the Americas
New York, NY 10019	2,461,400	13.62%

(1)	Based on Schedule 13G filed on January 8, 2003 for the period ended December 31, 2002 by Merrill Lynch & Co., Inc. on behalf of Merrill Lynch Investment Managers
(2)	Based on Schedule 13G/A filed on February 5, 2003 for the period ended December 31, 2002 by Royce and Associates, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under Section 16(a) of the Securities Exchange Act of 1934, Emisphere’s Directors, Executive Officers and the beneficial holders of more than 10% of Emisphere’s Common Stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on our records and other information, the Company believes that during 2002, all applicable Section 16(a) filing requirements were met except for the Form 5 (regarding a grant of 2,000 options) required to be filed by the Company’s Director, Dr. Greene, for which the filing deadline was missed by two days.

BOARD OF DIRECTORS

     Emisphere’s business is managed under the direction of the Board of Directors. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in the daily operation. The Board of Directors is kept advised of Emisphere’s business through regular verbal or written reports, analysis and discussions with the Chief Executive Officer and other Officers of the Company.

Committees of the Board of Directors

     The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. The membership of these three committees, with the exception of the Nominating Committee, is comprised entirely of Independent Directors.

     Dr. Jere E. Goyan and Messrs. Robert J. Levenson and Howard M. Pack serve on the Audit Committee, with Mr. Howard Pack as Chairman and they are all independent of Emisphere. The Audit Committee is responsible for oversight of the Independent Auditors reviewing our internal accounting procedures, the results and scope of the audit and other services performed by our Independent Auditors, consulting with our Independent Auditors and recommending to the Board of Directors the appointment of the Independent Auditors.

     The Compensation Committee is comprised of Dr. Jere E. Goyan and Mr. Robert J. Levenson, with Mr. Levenson as Chairman and both are independent Directors of the Company. The Committee makes recommendations to the Board of Directors regarding compensation of Emisphere’s Executive Officers and administers the stock option plans.

     In March 2002, the Board of Directors established a Nominating Committee. The Nominating Committee is comprised of Drs. Michael M. Goldberg, Mark I. Greene, and Joseph R. Robinson, and Mr. Robert J. Levenson, and makes recommendations to the Board of Directors regarding persons to fill Director vacancies however caused. Nominations for the election of Directors may be made by the Board of Directors or the Nominating Committee. Stockholders may make a recommendation for a nominee by complying with the notice procedures set forth in our by-laws.

     The table below provides membership information for each Board committee.

Name	Board	Audit		Compensation		Nominating

Michael M. Goldberg, M.D. (3)	X					X
Jere E. Goyan, Ph.D. (1)	X	X		X
Mark I. Greene, M.D., Ph.D. (2)	X					X
Robert J. Levenson (3)	X	X		X	*	X
Howard M. Pack (2)	X	X	*
Joseph R. Robinson, Ph.D. (3)	X					X

*	Chair
(1)	Director Nominee — 2003
(2)	Term as Director expires in 2004
(3)	Term as Director expires in 2005

Meetings Attendance

     The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when important matters require Board action between scheduled meetings. During 2002, Emisphere’s Board of Directors and the Audit Committee each held a total of six meetings and the Compensation Committee held seven meetings. The Nominating committee was established in 2002 and held one meeting. The average aggregate attendance of Directors at Board and Committee meetings was over 90%. The Compensation Committee took all of its actions by unanimous consent during 2002 and each of the incumbent Directors, except Mr. Hutt who resigned at the end of July 2002, attended more than 90% of the aggregate number of meetings held by the Board and the Committees thereof on which they served.

Audit Committee Report

     The Audit Committee operates under a written charter adopted by the Board of Directors (the “Charter”). Pursuant to the Charter, the Board of Directors appoints at least three members (who meet the current independence and experience requirements of the NASDAQ Stock Market, Inc. rules and regulations), to the Audit Committee to assist the Board in, among other things, monitoring and reviewing (i) Emisphere’s financial statements, (ii) Emisphere’s compliance with legal and regulatory requirements and (iii) the independence, performance and oversight of Emisphere’s external auditors. Under the Charter, the Audit Committee is required to make regular reports to the Board.

     The Audit Committee’s responsibilities also include, reviewing and assessing:

  the adequacy of the Charter itself, and recommending changes to the Board for their approval,

  the annual audited financial statements with management, including issues relating to accounting and auditing principles and practices, as well as the adequacy of internal controls,

  the Independent Auditor’s independence from Emisphere, and management’s, as well as the Independent Auditor’s, analysis regarding financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including those prepared quarterly and annually, prior to filing our Quarterly Report on Form 10-Q, Transition Report on Form 10-Q and Annual Report on Form 10-K.

     The Audit Committee has reviewed the audited financial statements provided by PricewaterhouseCoopers LLP and has discussed them with both management and the Independent Auditors. The Audit Committee has also discussed with management and the Independent Auditors those matters requiring discussion by the Codification of Statements of Auditing Standards, AU § 380 (“SAS 61”) as currently in effect, including the independence of the Independent Auditors. Additionally, the Audit Committee has received the written disclosures and the letter from the Independent Auditors required by the Independence Standards Board Standard No.1, as currently in effect.

     In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as Emisphere’s Independent Auditors for 2003, the Audit Committee has considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

     Based upon the discussions referenced above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2002.

     Management is responsible for Emisphere’s financial reporting process including the system of internal control and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The Independent Auditors are responsible for auditing those financial statements. The Audit Committee members are not employees of Emisphere, and they are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls which management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that our financial statements are complete and accurate and in accordance with US GAAP. In giving their recommendation to the Board of Directors, the Audit Committee has relied on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP, and on the representations of the Independent Auditors included in their report on the financial statements.

     A copy of the Charter is included as Appendix A to this Proxy Statement. Additional copies are available upon request from the Secretary of Emisphere. See “How can I get additional information about Emisphere?” on page 3. The Audit Committee will be reassessing the Charter in 2003 in order to comply with the Sarbanes-Oxley Act of 2002 and the applicable listing standards of the NASDAQ Stock Market, Inc.

The Audit Committee of the Board of Directors Howard M. Pack (Chairman) Dr. Jere E. Goyan Robert J. Levenson

Compensation of Directors

     The independent Directors have the right to receive, under our 1997 Directors’ Option Plan, upon appointment, 35,000 stock options to purchase shares of Emisphere’s Common Stock. On the fifth anniversary of their appointment and every three years thereafter, they also have the right to receive 21,000 options to purchase shares of Emisphere’s Common Stock. All options granted under the 1997 Directors’ Option Plan vest at the rate of 7,000 options per year. Mr. Pack and Drs. Goyan and Greene have each been granted options to purchase shares under an earlier plan in effect prior to January 29, 1997. In the event that the holder of an option ceases to serve as a Director, other than due to his or her death, the option may be exercised with respect to the fully vested shares within six months thereafter and will terminate immediately with respect to all unvested shares. In the event that the holder of an option ceases to serve as a Director due to death, the option may be exercised with respect to fully vested shares within one year thereafter. Other than increasing the number of shares available for issuance thereunder as described in Proposal 4, the 1997 Directors’ Option Plan will remain the same.

     Through September 30, 2002, for each meeting of the Board attended, Emisphere’s independent Directors have the right to receive, under the 1997 Directors’ Deferred Plan, a number of shares of our Common Stock, based on a fee of $1,000 and the closing price of the Common Stock on the date of the meeting. For meetings attended through December 31, 2002, Messrs. Robinson and Levenson earned the right to receive 1,483 shares and 1,486 shares respectively, and Messrs. Goyan, Greene and Pack, each earned the right to receive 1,602 shares of our Common Stock. Emisphere maintains a “share account” for each eligible Director and is obligated to issue the shares within six months of a Director’s retirement from the Board or other termination as a Director. In January 2003, in accordance with the Directors’ Deferred Plan, Emisphere issued 923 shares of Common Stock to Mr. Hutt, six months after his resignation from the Board of Directors. The Directors’ Deferred Plan is subject to amendment as noted in this Proxy Statement.

     Commencing October 1, 2002, a new compensation plan was approved and adopted by the Board of Directors. Under this plan, the independent members of the Board each receives as quarterly compensation for their services, a cash payment of $4,000 based on an annual Board retainer of $16,000 and a cash payment of $750 based on an annual Committee retainer of $3,000. The independent Directors also receive a fee of $1,000 for attending each Board and Committee meeting and an additional $500 payment is made to the specific Chairpersons for attendance at the Board Committee meetings.

     The Board of Directors has unanimously adopted an amendment to the Directors’ Deferred Plan to permit Emisphere’s outside Directors to elect to receive up to one-half of the annual retainer compensation to be paid to them for their services as a Director of Emisphere in the form of deferred Emisphere’s Common Stock. This amendment is subject to stockholders’ approval as noted in this Proxy Statement and is described under Proposal 5.

     The table below summarizes the options granted to our outside Directors through February 28, 2002.

Outside Director	Date of Grant	Number of Shares (1)		Exercise Price

Mark I. Greene	10/2/95	70,000	(2)	$8.625
	3/22/01	21,000		13.875
	5/10/02	2,000		14.040
Jere E. Goyan	4/29/92	70,000	(2)(3)	$13.000
	4/29/97	21,000		13.750
	4/28/00	21,000		41.060
	5/10/02	70,000		13.000
Robert J. Levenson	9/11/98	35,000		$6.125
Howard M. Pack	4/29/92	70,000	(2)(3)	$13.000
	4/28/97	21,000		13.750
	4/28/00	21,000		41.060
	5/10/02	35,000		13.000

Outside Director	Date of Grant	Number of Shares (1)	Exercise Price

Joseph R. Robinson	1/29/97	35,000	$23.500
	1/29/02	21,000	22.550

(1)	Unless indicated otherwise, all options referenced in this table were granted under the 1997 Directors’ Option Plan, as currently in effect.
(2)	Options granted prior to January 29, 1997.
(3)	Options granted on April 29, 1992, and not exercised, expired on April 29, 2002. New grants were issued on May 10, 2002 for the same number of fully vested shares and at the same strike price as the expired options.

PROPOSAL 1: ELECTION OF DIRECTORS

     Due to the resignation of Peter B. Hutt and the elimination of Dr. Alan Dunton’s position, Emisphere’s Board of Directors is currently comprised of six members and continues to be divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders. At this meeting, one Class II Director is to be elected to a three-year term expiring in 2006, and Dr. Jere E. Goyan, the current Class II Director, has been nominated for election. The proxies given pursuant to this solicitation will be voted, unless authority is withheld, in favor of the Director Nominee. The Board of Directors has no reason to believe that the nominee will be unavailable. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Voting

     The nominee receiving a plurality of the votes cast will be elected as Director. Abstentions are not available for Proposal 1, and broker non-votes will not affect the outcome of the election.

     The Board of Directors deems the election of Dr. Jere E. Goyan as a Director to be in the best interest of Emisphere and its stockholders and recommends a vote “FOR” his election.

Information Concerning Director Nominees, Continuing Directors, Executive Officers, and Key Employees

     Information regarding the Director Nominee, those Directors serving unexpired terms, our current Executive Officers, and key employees, including their respective ages, the year in which each first joined us and their principal occupations or employment during the past five years, is provided below:

Name	Age	Year Joined Emisphere	Position with the Company

Michael M. Goldberg, M.D.	44	1990	Chairman of the Board of Directors and Chief
			Executive Officer
Jere E. Goyan, Ph.D.	72	1992	Director
Mark I. Greene, M.D., Ph.D.	54	1995	Director
Robert J. Levenson	61	1998	Director
Howard M. Pack	84	1986	Director
Joseph R. Robinson, Ph.D.	63	1997	Director
Lewis H. Bender	44	1993	Senior Vice President, Business Development
Shepard M. Goldberg	47	1998	Senior Vice President, Operations
Steven M. Dinh, Sc.D.	47	1999	VP, Research and Technology Development
Fredrick D. Cobb	56	2000	Principal Financial Officer

     Michael M. Goldberg, M.D. has served as Chairman of the Board of Directors of the Company since November 1991 and as Chief Executive Officer and a Director since August 1990. In addition, Dr. Goldberg served as President from August 1990 to October 1995. Dr. Goldberg received a B.S. from Rensselaer Polytechnic Institute, an M.D. from Albany Medical College of Union University in 1982 and an MBA from

Columbia University Graduate School of Business in 1985. Under the terms of his employment agreement with the Company, Dr. Goldberg is to serve as Emisphere’s Chairman and Chief Executive Officer.

     Jere E. Goyan, Ph.D. has been a Director of the Company since 1992. Until he retired in 1999, he was President, Chief Operating Officer, and a Director of Alteon, Inc. He started at Alteon as Senior Vice President Research and Development in January 1993. Before that, he was a Professor of Pharmacy and Pharmaceutical Chemistry and also Dean of the School of Pharmacy at the University of California. He has also served in various other academic, administrative and advisory positions, including Commissioner of the FDA. He currently is a Director of the biopharmaceutical companies Atrix Laboratories Inc., SciClone Pharmaceuticals, Penwest Pharmaceuticals Co., and PharmQuest Corporation.

     Mark I. Greene, M.D., Ph.D. has been a Director of the Company since 1995. He has been the John Eckman Professor of Medical Science, School of Medicine at the University of Pennsylvania for more than five years. He currently is on the scientific board of Antisoma plc, and private biotechnology companies including ToleRx, Inc. and Fulcrum Technologies.

     Howard M. Pack has been a Director of the Company since its inception in 1986. He was Executive Vice President of Finance of Emisphere until he retired in October 1988.

     Joseph R. Robinson, Ph.D. has been a Director of the Company since 1997. For over five years he has been Professor of Pharmacy and Ophthalmology at the University of Wisconsin. He currently is a Director of Cima Laboratories, Inc.

     Robert J. Levenson has been a Director of the Company since 1998. Since June 2000, he has been a managing member of Lenox Capital Group, LLC. For over five years before that he was Executive Vice President of First Data Corporation. Before that he was Senior Executive Vice President and Chief Operating Officer of Medco Containment Services, Inc. and Group President of Automatic Data Processing, Inc. He currently is a Director of First Data Corporation and Superior Telecom, Inc.

     Lewis H. Bender joined the Company in 1993. He became Senior Vice President of Business Development in April 1997 and Vice President of Business Development in October 1995. Previously he was Director of Business Development. Mr. Bender received a B.S. and an M.S. in chemical engineering from the Massachusetts Institute of Technology, an M.A. in international studies from the University of Pennsylvania and an MBA from the Wharton School of the University of Pennsylvania.

     Shepard M. Goldberg joined the Company in 1998. He became Senior Vice President, Operations in 2001 and Vice President, Operations in April 1998. Previously, he was President and owner of two regional distribution businesses. He received a B.S. in electrical engineering from Polytechnic Institute of N.Y. and an MBA from Adelphi University. He is also a first cousin of Michael M. Goldberg, M.D., Emisphere’s Chairman and Chief Executive Officer.

     Steven M. Dinh, Sc.D. joined the Company in April 1999. He was previously Vice President and Chief Scientific Officer with Lavipharm Laboratories. Before joining us he held various research positions in transdermal product development and basic pharmaceutics research with Novartis Pharmaceuticals Corp., CIBA-Geigy Corporation and with E. I. DuPont de Nemours & Co. Dr. Dinh holds a Sc.D. in Chemical Engineering from the Massachusetts Institute of Technology.

     Fredrick D. Cobb joined the Company in August 2000 as Director of Finance and then became Principal Financial Officer in August 2001. He was previously Vice President and Chief Financial Officer at MetaMorphix, Inc. Mr. Cobb received his M.S. in Accounting from Seton Hall University and a B.S. degree in Management from Cornell University.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding the aggregate compensation Emisphere paid for both years 2002 and 2001, the five months ended December 31, 2000 and the year ended July 31, 2000 to the Chief Executive Officer and each of the other Executive Officers whose total compensation exceeded $100,000 during the last fiscal year:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year (1)		Annual Compensation (2)	Bonus	Stock Option Grants (Shares)	Other (3)

Michael M. Goldberg, M.D.	2002		$481,318	$200,000	646,323	$11,953
Chairman of the Board and Chief	2001		427,842	—	323,120	10,500
Executive Officer	2000	(TP)	172,917	—	1,758	4,375
	2000		391,368	—	485,554	10,208

Lewis H. Bender	2002		306,338	75,000	43,498	8,000
Senior Vice President, Business	2001		258,151	—	62,030	10,500
Development	2000	(TP)	108,333	—	1,102	4,333
	2000		204,125	—	92,148	10,208

Robert A. Baughman, Jr.,	2002		139,452	—	—	133,889	(5)
Pharm. D., Ph.D. (4)	2001		228,575	—	76,758	10,500
Senior Vice President,	2000	(TP)	83,333	—	847	2,851
Development	2000		200,000	—	2,183	10,208

Alan W. Dunton, M.D. (4) (6)	2002		415,385	160,000	250,000	169,372
Chief Operating Officer

(1)	TP indicates the Transition Period from August 1, 2000 to December 31, 2000.
(2)	Annual compensation consists of base salary in addition to all perquisites and other personal benefits, and property.
(3)	Other compensation consists of matching contributions that were made under a defined contribution plan available to substantially all employees plus any life insurance payments, relocation expenses and severance payments (not included in the Annual Compensation column).

(4)	Drs. Alan Dunton’s and Dr. Robert Baughman’s positions were eliminated on November 29, 2002 and May 24, 2002. respectively.
(5)	Includes $130,000 severance payment made to Dr. Baughman.
(6)	Does not include a subsequent severance payment of $450,000 made in 2003 to Dr. Dunton after leaving Emisphere in 2002 and in accordance with his employment agreement. Dr. Dunton Joined Emisphere in January 2002.

STOCK OPTION GRANTS DURING THE FISCAL YEAR ENDED DECEMBER 31, 2002

     The following table sets forth certain information relating to stock options granted in 2002 to the Executive Officers named in the Summary Compensation Table above:

Name	Number of Shares Underlying Options Granted (1)		Percent of Total Option Shares Granted to Employees (2)	Exercise Price per Share (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (5)

						5%	10%

Michael M. Goldberg	817		*	$25.48	2/1/02	$3,123	$3,123
	1,195		*	24.99	5/1/02	4,479	4,479
	60,000		3.9%	3.26	7/8/12	107,840	265,615
	500,000		32.1%	12.37	7/31/07	1,332,905	2,870,459
	62,315		4%	12.37	7/31/07	166,120	357,745
	4,338		*	22.59	8/1/02	14,699	14,699
	6,464		*	14.65	11/1/02	14,205	14,205
	3,990		*	3.60	2/1/03	2,155	2,155
	7,204	(3)	*	3.77	5/1/03	2,993	2,993
Lewis H. Bender	537		*	$25.48	2/1/02	$2,052	$2,052
	786		*	24.99	5/1/02	2,946	2,946
	30,000		2%	3.28	7/8/12	54,251	133,622
	2,854		*	22.59	8/1/02	9,671	9,671
	3,219		*	14.65	11/1/02	7,074	7,074
	2,730		*	3.60	2/1/03	1,474	1,474
	3,372	(3)	*	3.77	5/1/03	1,906	1,906
Robert A. Baughman, Jr.	464		*	$25.48	2/1/02	$1,773	$1,773
	695		*	24.99	5/1/02	2,605	2,605
Alan W. Dunton (4)	200,000		12.9%	$19.30	—	—	—
	50,000		3.2%	3.28	—	—	—

*	Less than 1%
(1)	Options that expired or will expire in 2002 and 2003 were all granted under the 1994 Qualified ESPP or 1994 Non-Qualified ESPP at exercise prices equal to the lower of the fair market value on the date of grant or 85% of the fair market value on the date of exercise. Options expiring in 2012 were granted under the 2000 Stock Option Plans at prices equal to the fair market value at the date of grant. The options expiring in 2007 were granted from the 1995 Stock Option Plan and the 2000 Stock Option Plan and were issued at the same strike price as the same number of expired options granted in 1992.

(2)	In total, 1,557,269 shares were granted to employees during the year 2002. This total includes 182,299 shares under the Qualified and Non-Qualified ESPPs, and 112,604, 634,366, 500,000, and 128,000 shares under the 2002 Broad Based Plan, the 2000 Stock Option Plan, the 1995 Stock Option Plan, and the 1997 Directors’ Option Plan, respectively.

(3)	Represents an estimate of the number of shares related to the November 1, 2002 grant under the 1994 Qualified ESPP or 1994 Non-Qualified ESPP at the fair market value at the date of grant. The actual number of shares granted will be based on the fair value at May 1, 2003. The potential realizable value for these grants was calculated as the difference between fair market value on November 1, 2002 (the date of grant), less 85% of the fair market value on the date of grant.

(4)	Dr. Dunton’s options were cancelled due to the termination of his employment.
(5)	Potential realizable value assumes that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the options expire. These numbers are calculated based on the SEC’s requirements and do not represent an estimate of the stock price growth by Emisphere.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth information as to the exercise of options during year 2002, and the number and value of unexercised options held by the Executive Officers named in the Summary Compensation Table as of December 31, 2002:

Name (7)	Number of Shares Acquired		Exercises Value Realized	Number of Shares Underlying Unexercised Options at December 31, 2002			Value of Unexercised In-the-Money Options at December 31, 2002

				Exercisable		Unexercisable	Exercisable	Unexercisable

Michael M. Goldberg	123	(1)	$2,778	1,788,315	(6)	604,000	$—	$—
	180	(2)	2,640	—		—	—	—
	651	(3)	2,343	—		—	—	—
	6,464	(4)	2,957	—		—	—	—
	3,990	(5)	6,983	—		—	—	—
Lewis H. Bender	81	(1)	1,829	189,420		132,000	$14,129	—
	118	(2)	1,727	—		—	—	—
	428	(3)	1,541	—		—	—	—
	1,065	(5)	3,834	—		—	—	—
Robert A. Baughman, Jr.	70	(1)	1,583	—		—	—	—
	104	(2)	1,528	—		—	—	—

(1)	Based on a closing price of $25.48 on August 1, 2001.
(2)	Based on a closing price of $24.99 on November 1, 2001.
(3)	Based on a closing price of $22.59 on February 1, 2002.
(4)	Based on a closing price of $14.65 on May 1, 2002.
(5)	Based on a closing price of $3.60 on August 1, 2002.
(6)	Includes 130,000 shares with respect to which Dr. Goldberg has transferred options to members of his family and with respect to which Dr. Goldberg disclaims beneficial interest.
(7)	To Emisphere’s knowledge, Drs. Robert A. Baughman and Alan W. Dunton did not acquire any additional shares of Common Stock

TRANSACTIONS WITH EXECUTIVE OFFICERS

Employment Agreements

     In July 2000, Emisphere entered into an employment agreement with Michael M. Goldberg, M.D. Pursuant to the agreement, Dr. Goldberg is to serve as Chairman and Chief Executive Officer of Emisphere at an annual salary of $466,294 in 2003. Also pursuant to the agreement, Dr. Goldberg was granted an option to purchase 480,000 shares of our Common Stock at an exercise price of $48.06 per share, which was in excess of the closing market price of $26.63 on July 31, 2000.

     The employment agreement provides, among other things, that, upon (i) termination by Emisphere either without Cause or by Dr. Goldberg for Good Reason prior to a Change of Control (as each capitalized term is defined in the agreement) or (ii) termination by Dr. Goldberg following an uncured breach or bankruptcy by the Company, Emisphere will make severance payments equal to (a) the compensation payable under the agreement from the date of termination or (b) one year’s compensation under the agreement and any target annual incentive due.

     In the event Dr. Goldberg’s employment is terminated following a Change of Control either (i) without Cause or (ii) for Good Reason (as each capitalized term defined in the agreement), Emisphere will make severance payments equal to (a) the compensation payable under the agreement from the date of termination and (b) the greater of (x) three times the amount of compensation payable under the agreement or (y) the present value of the compensation payable, plus any target annual incentive payments due under through July 31, 2004.

     In December 2001, Emisphere entered into an employment agreement with Alan W. Dunton, M.D. expiring on January 7, 2005. Pursuant to the agreement, Dr. Dunton served as President, Chief Operating Officer and Director of Emisphere at an annual base salary of $450,000 for 2002. Dr. Dunton’s employment terminated on November 29, 2002.

Transactions with Executive Officers and Directors

     In July 2000, Emisphere extended a loan to Dr. Goldberg in the amount of approximately $1.5 million pursuant to a secured promissory note bearing a variable interest rate based upon LIBOR plus 1.0% (2.8% at December 31, 2001 and 2.4% at December 31, 2002). The proceeds of the loan were used to pay the exercise price and income taxes resulting from Dr. Goldberg’s exercise of stock options immediately prior to their expiration on December 31, 2001. The loan is collateralized by the stock issued upon exercise of the stock options. The principal is due the earlier of July 31, 2005 or upon the sale of stock held as collateral.

     In February 2002, Emisphere cancelled 70,000 fully vested options that had been granted to Peter B. Hutt. The former Director was paid cash consideration and Emisphere recognized compensation expense of $0.3 million equal to the intrinsic value of the options on the date of cancellation.

     Emisphere extended a loan to Lewis Bender in June 2001 in the amount of $199,999 pursuant to a secured full recourse promissory note. The loan was fully repaid in 2002.

     In June 2002, the Company extended a loan to Dr. Alan W. Dunton related to his relocation in the amount of $820,000, in the form of a full recourse promissory note collateralized by a mortgage on his residence, due the earlier of September 15, 2002 or following the closing date of the sale of his residence. The loan was fully repaid in 2002.

Compensation Committee Report on Executive Compensation

     The Report of the Compensation Committee of the Board of Directors and the Performance Graph following it shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or any filing under the Securities Exchange Act of 1934, as amended, except to the extent that Emisphere specifically incorporates this information by reference, and will not otherwise be deemed filed under either the Securities Act or the Securities Exchange Act.

     The Compensation Committee advises the Board of Directors on compensation matters. The Compensation Committee’s policies involve reviewing and establishing Executive Officers’ compensation to ensure that base pay and incentive compensation are sufficient to attract and retain qualified Executive Officers, and to provide incentive systems reflecting both financial and operating performance, as well as an alignment with shareholder interests. These policies are based on the principle that total compensation should be set in order to attract and retain those executives critical to the overall success of Emisphere and should reward executives for their contributions to the enhancement of stockholder value.

     The key elements of the executive compensation package are base salary, employee benefits applicable to all employees and long-term incentive compensation in the form of stock options. In general, the Compensation Committee has adopted the policy that compensation for Executive Officers should be competitive with that paid by leading biotechnology companies for corresponding senior executives. The Compensation Committee also believes that it is important to have stock options constitute a substantial portion of executive compensation in order to further align the interests of executives with those of Emisphere’s stockholders. Accordingly, the Compensation Committee’s policy with respect to stock options is that their exercise prices should be equal to or above the fair market value of the Common Stock on the date of grant, that employee stock options should generally involve a five-year vesting period and that options previously granted at exercise prices higher than the current fair market value should not be repriced.

     In determining the compensation for each Executive Officer, the Compensation Committee generally considers (i) data from outside studies and proxy materials regarding compensation of Executive Officers at comparable companies, (ii) the input of other Directors regarding individual performance of each Executive Officer and (iii) qualitative measures of Emisphere’s performance, such as progress in the development of the Company’s technology, the engagement of corporate partners for the commercial development and marketing of products and the success of Emisphere in raising the funds necessary to conduct research and development and the pace at which the Company continues to advance its technologies in various clinical trials. The Compensation Committee’s consideration of these factors is subjective and informal.

     During the year ended July 31, 2000, Emisphere entered into a new three-year employment agreement with Dr. Goldberg for the period ending July 31, 2003. The compensation of Michael M. Goldberg, Emisphere’s Chief Executive Officer, for the 2003 fiscal year is as required by his employment agreement with the Company and the Board of Directors did not consider any amendments to the compensation under it. See “Transactions with Executive Officers — Employment Agreements” for more information regarding Dr. Goldberg’s employment agreement.

Compensation Committee of the Board of Directors: Dr. Jere E. Goyan Robert Levenson (Chairman)

Comparative Stock Performance Graph

     The graph and table below compare the cumulative total stockholder return on Emisphere’s Common Stock with the cumulative total stockholder return of (i) the NASDAQ Stock Market (U.S.) Index and (ii) the NASDAQ Pharmaceutical Index, assuming an investment of $100 on December 31, 1997 in each of the Company’s Common Stock, the stocks comprising the NASDAQ Market Index and the stocks comprising the NASDAQ Pharmaceutical Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Measurement Date	Emisphere	NASDAQ Market	NASDAQ Pharm.

12/31/97	100	100	100
12/31/98	84	141	127
12/31/99	161	261	239
12/31/00	134	157	299
12/31/01	171	125	254
12/31/02	19	86	164

SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY PLANS

     The following table provides information as of December 31, 2002 about the Common Stock that may be issued upon the exercise of options granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, “the Plans” including the 1991, 1995, 2000 Stock Option Plans, the 2002 Broad Based Plan, the 1997 Directors’ Option Plan, and the 1994 Qualified and Non-Qualified ESPPs.

	(a) Number of Securities to be issued upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities remaining available for future Issuance under Equity Compensation Plans (excluding Securities reflected in Column (a)

Plan Category
Equity Compensation Plans Approved by
Security Holders (1)	4,553,998	$16.68	943,418
Equity Compensation Plans not approved
by Security Holders	—	—	580,378	(2)

Total	4,553,998	16.68	1,523,796

(1)	In addition there are 296,554 Non-Plan options outstanding at a weighted average exercise price of $9.45.
(2)	On November 14, 2002 the Board of Directors of Emisphere approved an increase in the number of shares available for issuance under the 1994 Qualified ESPP by 600,000 shares. As noted in Proposal 2 listed below, this amendment is subject to stockholders’ approval for the purpose of qualifying the options as “Incentive Stock Options” as defined under the Internal Revenue Code.

     PROPOSAL 2: APPROVE AND RATIFY AN AMENDMENT TO THE 1994 QUALIFIED ESPP

     Emisphere’s Board of Directors has determined that additional shares of the Common Stock should be made available for grants of stock options to Emisphere’s employees, who will be responsible for the Company’s profitability and long-term future growth. Accordingly, in November 2002, the Board of Directors adopted an amendment to the 1994 Qualified ESPP authorizing an increase in the maximum number of shares of the Common Stock available for the grant of options under it by 600,000 shares.

     The Board of Directors deems the approval and ratification of the amendment to the 1994 Qualified ESPP to be in the best interest of Emisphere and its stockholders and recommends that holders of the Common Stock vote FOR Proposal 2.

     Approximately 20,000 options have been granted in contemplation of the ratification of the amendment to the 1994 Qualified ESPP. The reserve of this Plan had been depleted. If the amendment to the 1994 Qualified ESPP is not approved by the stockholders, the options granted under this plan will not be eligible to qualify as “incentive stock options” as defined in sections 421 and 423 of the Internal Revenue Code as described below.

The Qualified ESPP

     Purpose. The purpose of the 1994 Qualified ESPP is to foster the ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and long-term future growth of Emisphere.

     Eligibility. Under the 1994 Qualified ESPP, eligible participants are all employees of Emisphere. Notwithstanding the foregoing, (i) no employee shall be granted an option under the 1994 Qualified ESPP if such employee immediately after the option is granted, would own stock which possesses 5% or more of the combined voting power and (ii) no employee shall be granted an option which permits his or her rights to purchase stock under the 1994 Qualified ESPP to accrue at a rate which exceeds $6,250 based on the fair market value of such stock (determined as of the time the option is granted) for each fiscal quarter in which it is outstanding at any time.

     Grants under the Plan. The 1994 Qualified ESPP provides for the grant to qualified employees of options to purchase shares of the Common Stock at an exercise price per share equal to the lesser of the fair market value on the date of grant, or eighty-five percent (85%) of the fair market value on the date of exercise. The closing price of Emisphere Common Stock reported on the Nasdaq Stock Market on March 24, 2003 was $2.74.

     Administration. The 1994 Qualified ESPP is administered by the Compensation Committee of the Board of Directors, each member of which is intended to be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “Outside Director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”), to the extent that Rule 16b-3 under the Exchange Act and Section 162(m) of the Code are applicable. The members of the compensation committee may be changed at any time and from time to time at the discretion of the Board of Directors.

     Subject to the provisions of the 1994 Qualified ESPP, the Compensation Committee has the authority and discretion to interpret the provisions of the 1994 Qualified ESPP and to take such other action as may be necessary or desirable in order to carry out the provisions of the 1994 Qualified ESPP.

     Maximum Shares to be issued. As a result of the amendment to the plan made by the Board of Directors increasing the number of shares available for issuance under the 1994 Qualified ESPP by 600,000 shares, the maximum number of shares that may be issued pursuant to the grant of options under the 1994 Qualified ESPP is 1,200,000 in the aggregate (subject to anti-dilution adjustments). If a stock option granted under the 1994 Qualified ESPP expires or terminates prior to exercise, the shares subject thereto will thereafter be available for further option grants.

     Terms of Stock Option Grants. The Compensation Committee specifies the terms and conditions of stock options granted under the 1994 Qualified ESPP, including, without limitation, the number of shares covered by each option, the exercise price, the option period, and any vesting restrictions with respect to the exercise of the option. All options under the 1994 Qualified ESPP will have an option exercise period of not more than six months following the date of grant and an exercise price per share as the lesser of the fair market value of the Common Stock on the date of grant or 85% of the fair market value of the Common Stock on the date on which the option is exercised.

     Restrictions on Transfer. Options under the 1994 Qualified ESPP may not be transferred by an optionee other than by will or by the laws of descent and distribution and may be exercised during the optionee’s lifetime only by the optionee.

     Federal Income Tax Consequences. The 1994 Qualified ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. If the stockholders approve this proposal, the 1994 Qualified ESPP and the right of optionees to make purchases under the 1994 Qualified ESPP should qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a optionee until the shares purchased under the 1994 Qualified ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the optionee will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the applicable grant date and more than one year from the date of transfer of the shares to the optionee, then the optionee generally will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the grant date. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the optionee will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on a sale or diposition will be long-term capital gain or loss, depending on the holding period. Emisphere is not entitled to a deduction for amounts taxed as ordinary income or capital gain to an optionee except to the extent ordinary income is recognized upon a sale or disposition of shares prior to the expiration of the holding period described above.

     The foregoing is only a general description of the federal income tax consequences relating to the grant and exercise of options under the 1994 Qualified ESPP. It does not purport to cover the special rules under the Code, administrative and judicial interpretations, possible changes in the law or state and local income tax consequences. In addition, it does not discuss the tax consequences arising in the context of an optionee’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable or other tax matters that may be relevant to particular optionees.

     Amendment. The Board of Directors of Emisphere may at any time amend or terminate the 1994 Qualified ESPP, provided that no such amendment may be made without the approval of the stockholders of Emisphere to the extent approval is required by applicable laws, rules or regulations and provided further that no amendment or termination may adversely affect the rights of an optionee with respect to an outstanding option.

New Plan Benefits

     As of the date of this Proxy Statement approximately 20,000 shares have been issued under the amendment to the 1994 Qualified ESPP adopted by the Board of Directors in November 2002. Of such 20,000 shares, 719 shares were issued to Lewis H. Bender, Senior Vice President, Business Development, at an option exercise price of $3.60 per share, and all of the remaining shares were issued to non-executive employees of Emisphere at option exercise prices ranging from $2.99 to $3.60.

PROPOSAL 3: TO APPROVE AND ADOPT THE AMENDMENT TO THE NON-QUALIFIED ESPP

     Emisphere’s Board of Directors has determined that additional shares of the Common Stock should be made available for grants of stock options to Emisphere’s executives, who will be responsible for our profitability and long-term future growth. Accordingly, the Board of Directors has recommended and approved the adoption of an amendment to the 1994 Non-Qualified ESPP authorizing an increase in the maximum number of shares of the Common Stock available for the grant of options under it by 100,000 shares.

     The Board of Directors deems the approval and adoption of the amendment to the Non-Qualified ESPP to be in the best interest of Emisphere and its stockholders and recommends that holders of the Common Stock vote FOR Proposal 3.

     Currently 28,443 shares are available for issuance under this Plan. If the amendment to the 1994 Non-Qualified ESPP is not approved by the stockholders, Emisphere will have to reevaluate how to provide incentives to existing and future executives.

The Non-Qualified ESPP

     Purpose. The purpose of the 1994 Non-Qualified ESPP is to provide certain employees with the same equity interest in the success of Emisphere they would have under the 1994 Qualified ESPP but for the limitations imposed by Section 423 of the Code.

     Eligibility. Options under the 1994 Non-Qualified ESPP shall be granted only to employees who are eligible to purchase stock in amounts greater than Section 423 of the Code allows. Notwithstanding the foregoing, no employee shall be granted an option if such employee is eligible to be granted options under the 1994 Qualified ESPP and (ii) is granted options under the 1994 Qualified ESPP which permit his rights to purchase stock under it to accrue at a rate which is less than $6,250 of the fair market value of such stock (determined at the time such option is granted) for each fiscal year quarter in which such option is outstanding at any time.

     Grants under the Plan. The 1994 Non-Qualified ESPP provides for the grant to eligible employees of options to purchase shares of our Common Stock at an exercise price per share equal to the lesser of the fair market value on the date of grant or eighty-five percent (85%) of the fair market value of the Common Stock on the date of exercise. The closing price of Emisphere Common Stock reported on the Nasdaq Stock Market on March 24, 2003 was $2.74.

     Administration. The 1994 Non-Qualified ESPP is administered by the Compensation Committee of the Board of Directors consisting of two or more Directors who are “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “Outside Director” within the meaning of section 162(m) of the Code. Subject to the provisions of the 1994 Non-Qualified ESPP, the Compensation Committee has the authority and discretion to grant options, to interpret the provisions of the 1994 Non-Qualified ESPP and to take such other action as it may deem necessary or desirable to carry out the provisions of the 1994 Non-Qualified ESPP.

     Maximum Shares to be issued. The maximum number of shares that may be issued pursuant to the grant of options under the 1994 Non-Qualified ESPP is currently 100,000 shares (subject to anti-dilution adjustment) and will be 200,000 shares (subject to anti-dilution adjustment) if this Proposal 3 is approved.

     Restriction on Transfer. Any option granted under the 1994 Non-Qualified ESPP may not be assigned or transferred except by will or by the laws of descent and distribution and is exercisable during the life of the employee only by the employee.

     Federal Tax Consequences. An optionee will generally not recognize any taxable income upon the grant of a Non-Qualified Stock Option (“NSO”) and Emisphere will not be entitled to a tax deduction with respect to the grant of an NSO. Upon exercise of an NSO, the excess of the fair market value of the Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. Emisphere will generally be entitled to a tax deduction at option exercise in the amount of such compensation income. The optionee’s tax basis for the Common Stock received pursuant to the exercise of an NSO will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of Common Stock received upon the exercise of an NSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such common stock is more than one year.

     Amendment. The Board of Directors may alter, amend, suspend or terminate the 1994 Non-Qualified ESPP in whole or in part, provided that no such amendment may be made without the approval of the stockholders of Emisphere to the extent approval is required by applicable laws, rules or regulations and provided further that no amendment or termination may adversely affect the rights of an optionee with respect to an outstanding option.

PROPOSAL 4: APPROVE AND ADOPT THE AMENDMENT TO THE 1997 DIRECTORS’ OPTION PLAN

     Emisphere’s Board of Directors has determined that additional shares of the Common Stock should be made available for grants of stock options to Emisphere’s independent Directors. Accordingly, the Board of Directors has recommended and approved the adoption of an amendment to the 1997 Directors’ Stock Option Plan authorizing an increase in the maximum number of shares of the Common Stock available for the grants of options under it by 200,000 shares.

     The Board of Directors deems the adoption and approval of the amendment of the 1997 Directors’ Option Plan to be in the best interest of Emisphere and its stockholders and recommends that holders of the Common Stock vote FOR Proposal 4.

     Presently, 117,000 shares are available for issuance to new and current Board members under this plan. If the amendment to the 1997 Directors’ Option Plan is not approved by the stockholders, Emisphere will have to reevaluate how the Company will provide incentives to our existing and future Directors.

The 1997 Directors’ Option Plan

     Purpose. The purpose of the 1997 Directors’ Option Plan is to foster our ability to attract, retain and motivate those individuals whose present and potential contributions are important to the continued success of Emisphere.

     Eligibility. The eligible participants in the 1997 Directors’ Option Plan are Directors of Emisphere who were first elected or appointed to the Board on or after January 29, 1997, (ii) are neither officers, nor employees of Emisphere, (iii) do not beneficially own five-percent or more of our Common Stock outstanding on the date of grant and (iv) are not affiliated with any person referred to in items (ii) or (iii).

     Grants Under the Plan. Upon their initial election, the 1997 Directors’ Option Plan provides independent Directors the right to receive an option to purchase 35,000 shares at fair market value on the date of grant. In addition, on the fifth anniversary of the later of such Directors’ initial appointment to the Board or April 24, 1992, and every three years thereafter, such Directors are granted an additional option to purchase 21,000 shares. The closing price of Emisphere Common Stock reported on the Nasdaq Stock Market on March 24, 2003 was $2.74.

     Administration. The 1997 Directors’ Option Plan is administered by the Compensation Committee of the Board of Directors, each member of which is intended to be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “Outside Director” within the meaning of Section 162(m) of the Code, to the extent that Rule 16b-3 under the Exchange Act and Section 162(m) of the Code are applicable. The members of the committee may be changed at any time and from time to time at the discretion of Emisphere’s Board of Directors.

     Subject to the provisions of the 1997 Directors’ Option Plan, the Compensation Committee has the authority and discretion to grant options under the 1997 Directors’ Option Plan, to interpret the provisions of the 1997 Directors’ Plan and option agreements made thereunder and to take such other action as may be necessary or desirable in order to carry out the provisions of the 1997 Directors’ Option Plan.

     Maximum Shares to be issued. The maximum number of shares that may be issued pursuant to the grant of options under the 1997 Directors’ Option Plan is currently 525,000 in the aggregate and will be 725,000 shares (subject to anti-dilution adjustments) if this Proposal 4 is approved. In the event a stock option granted under the 1997 Directors’ Option Plan expires or terminates prior to exercise, the shares subject to it will thereafter be available for further option grants.

     Terms of Stock Option Grants. All options under the 1997 Directors’ Option Plan must have an exercise price per share of not less than the fair market value of the Common Stock on the date of grant and an option exercise period of not more than ten years. The 1997 Directors’ Option Plan will terminate on January 29, 2007 and no option may be granted under it after that date.

     Restrictions on Transfer. Options under the 1997 Directors’ Option Plan may not be transferred by an optionee other than by will or by the laws of descent and distribution and may be exercised during the optionee’s lifetime only by the optionee.

     Federal Income Tax consequences. An optionee will generally not recognize any taxable income upon the grant of the option and the Company will not be entitled to a tax deduction with respect to the grant of an NSO. Upon exercise of an NSO, the excess of the fair market value of the Company’s common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. In the event of a sale of Common Stock received upon the exercise of an NSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock is more than one year.

     The foregoing is only a general description of the federal income tax consequences relating to the grant and exercise of options under the 1997 Directors’ Option Plan. It does not purport to cover the special rules under the Code, administrative and judicial interpretations, possible changes in the law or state and local income tax consequences. In addition, it does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable or other tax matters that may be relevant to particular participants.

     Amendment. The Board of Directors of Emisphere may at any time amend or terminate the 1997 Directors’ Option Plan, provided that no such amendment may be made without the approval of the stockholders of Emisphere to the extent approval is required by applicable laws, rules or regulations and provided further that no amendment or termination may adversely affect the rights of an optionee with respect to an outstanding option.

PROPOSAL 5: TO APPROVE AND ADOPT THE AMENDMENT TO THE DIRECTORS’ DEFERRED PLAN

     The Board of Directors has unanimously adopted an amendment to the Directors’ Deferred Plan to permit the Company’s outside Directors to elect to have up to one-half of the annual retainer compensation paid to them for their services as a Director of Emisphere to be paid in deferred Emisphere Common Stock.

     The Board of Directors deems the adoption and approval of the amendment of the Directors’ Deferred Plan to be in the best interest of Emisphere and its stockholders and recommends that holders of the Common Stock vote FOR Proposal 5.

     If the Directors’ Deferred Plan is not approved by the stockholders, Emisphere will have to compensate outside Directors for their service on the Board of Directors in cash.

The Directors’ Deferred Plan

     Purpose. The purpose of the Directors’ Deferred Plan is to attract, compensate and retain well qualified Directors by providing them with deferred compensation for attending meetings of the Board of Directors or a committee of the Board.

     Eligibility. The eligible participants in the Directors’ Deferred Plan are Emisphere’s Directors who are neither officers nor employees of the Company and who do not own 5% or more of the shares of the Common Stock outstanding. There are currently five Directors eligible to participate in the Directors’ Deferred Plan. Pursuant to the Directors’ Deferred Plan, Emisphere has established and maintained for each eligible Director an account (each a “Share Account”).

     Current Plan. The Company has established and maintained for each eligible Director a Share Account representing the number of shares of the Common Stock which the Company is obligated in the future to issue and deliver to such Director, determined as follows:

(i)	For each meeting attended by an eligible Director, a number of shares of the Common Stock shall be added to his or her Share Account in an amount equal to the dollar amount determined by the Board of Directors as compensation for attending such meeting divided by the fair market value of the Common Stock as of the date of such meeting;
(ii)	For each cash dividend or distribution paid by the Company with respect to the Common Stock, a number of shares of the Common Stock shall be added to each Share Account in an amount equal to the dollar amount of the dividend that would be paid if the shares in the Share Account were issued and outstanding shares of the Common Stock divided by the fair market value of the common Stock as of the date of payment of such dividend or distribution. The fair market value of the Common Stock as of any date shall be the closing price of the Common Stock on the NASDAQ National Market on such date. In the event the Common Stock ceases at any time to be traded on the NASDAQ National Market, the fair market value of the Common Stock shall be determined in such manner as may be set by the Board of Directors of the Company. All share calculations shall be made it the nearest one thousandth of a share.

     Proposed Amendment. Prior to the beginning of our fiscal year, an eligible Director may elect to have up to one-half of the annual retainer compensation paid for his or her services as a Director to be paid in shares of the Common Stock under this Deferred Directors’ Plan. If an eligible Director chooses this method of payment then shares of Common Stock will be allocated to such Director’s Share Account on a quarterly basis equal to, (i) the amount of compensation as determined by the Board of Directors divided by (ii) the fair market value of the Common Stock as of the date of grant. If the amendment is approved, the Directors’ Deferred Plan will be used to facilitate the Directors’ choice to have up to one half of his or her annual retainer compensation paid in deferred stock. Therefore, grants will no longer be made on the basis of attendance at Board of Directors’ or Committee meetings. The closing price of Emisphere Common Stock reported on the Nasdaq Stock Market on March 24, 2003 was $2.74.

     Merger, Consolidation, Stock and Split. In the event of a stock dividend, stock split, recapitalization, merger in which Emisphere is the surviving corporation or other capital adjustment affecting the shares of the Common Stock outstanding, an appropriate adjustment shall be made, as determined by the Board of Directors, to the aggregate number of shares Emisphere may issue under the Directors’ Deferred Plan and the number of shares allocated to each Share Account. In the event of the complete liquidation of the Company, or a reorganization, consolidation or merger in which Emisphere is not the surviving corporation, Emisphere shall prior thereto issue and deliver to each of the Directors all of the shares allocated to his or her Share Account.

     Amendment. The Board of Directors may alter, amend, suspend or terminate the Directors’ Deferred Plan in whole or in part, provided, however, that no alteration, amendment, suspension or termination shall adversely affect the right of a Director to receive the number of shares allocated to his or her Share Account.

     Benefits under the Plan. It is not possible to determine the benefits or number of shares that will be received by or allocated to each outside Director until the amount of each meeting fee is specified by the Board and the fair market value of the shares is determined as of the meeting date. In no event will a Director other than a non-executive Director be entitled to receive any benefits under the Directors’ Deferred Plan.

     Federal Income Tax Consequences. The shares allocated to a Directors’ Share Account will be issued to such Director within six months of his or her retirement from the Board or other termination as a Director. Emisphere expects, based on current tax law, that the Directors participation in the Directors’ Deferred Plan will not be subject to any federal income tax until the shares are issued and delivered to them, that the amount of the federal income tax will be based on the value of the shares on the date of issuance and Emisphere will be then entitled to take a corresponding federal income tax deduction.

PROPOSAL 6: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP to serve as Independent Auditors for the fiscal year ending December 31, 2003. PricewaterhouseCoopers LLP has served as Emisphere’s Independent Auditors since November 1991.

     The Board of Directors deems the ratification of the selection of PricewaterhouseCoopers LLP as Independent Auditors of Emisphere to be in the best interest of Emisphere and its stockholders and recommends that holders of the Common Stock vote FOR Proposal 6.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions. Although it is not required to do so, the Board of Directors is submitting the selection of Independent Auditors for ratification at the meeting. If this selection is not ratified, the Board of Directors will reconsider its choice.

Audit Fees

     The aggregate fees for professional services performed by PricewaterhouseCoopers LLP, Independent Auditors, in connection with the annual audit of Emisphere’s financial statement for the year ended December 31, 2002 and the quarterly reviews ended March 31, 2002, June 30, 2002 and September 31, 2002 were $162,000 of which $60,000 was billed through December 31, 2002.

Financial Information System Design and Implementation Fees

     There were no fees billed from PricewaterhouseCoopers LLP during the year ended December 31, 2002 for professional services performed in connection with financial information systems design and implementation.

All Other Fees

     The aggregate amount of fees billed and paid for services rendered by PricewaterhouseCoopers LLP to us in 2002, other than for the audit fees noted above, was $31,050. An additional $2,500 was billed and paid in 2003 and $2,500 remains to be billed in 2003. These amounts were for non-audit related services, including fees for tax return preparation and other consultations.

PROPOSALS OF STOCKHOLDERS FOR 2004 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at the annual stockholder meetings. In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be received at our principal executive office no later than December 12, 2003.

     For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year’s annual stockholder meeting (the “2004 Annual Meeting”), the stockholder must also give Emisphere written notice of the proposal. Emisphere’s By-Laws provide that in order to be timely, a stockholders’ notice must be received by Emisphere at the principal executive offices not less than 30 days or more than 60 days prior to the meeting.

     Notice of intention to present proposals at the 2004 Annual Meeting should be addressed to: Secretary, Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10591.

OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in their discretion.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you intend to attend the meeting, please vote your shares by internet, by phone, or by signing the proxy and returning it in the enclosed envelope.

By order of the Board of Directors Fredrick D. Cobb Secretary

Tarrytown, New York
April 11, 2003

APPENDIX A

EMISPHERE TECHNOLOGIES, INC.
AUDIT COMMITTEE CHARTER

     The Audit Committee of Emisphere Technologies, Inc. (the “Company”) is appointed by the Board of Directors to assist the Board in monitoring and reviewing (1) the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s external auditors.

     The Audit Committee shall be composed of at least three members who meet the independence and experience requirements of the NASDAQ Stock Market, Inc., as may be amended from time to time. The members of the Audit Committee shall be appointed by the Board.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or Independent Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall make regular reports to the Board.

     The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.
2.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.	Review an analysis prepared by management and the Independent Auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its quarterly report on Form 10-Q.
5.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
6.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the Independent Aauditor or management.
7.	Recommend to the Board the appointment of the Independent Auditor, which firm is ultimately accountable to the Audit Committee and the Board.
8.	Approve the fees to be paid to the Independent Auditor.
9.	Receive periodic written reports from the Independent Auditor regarding the Auditor’s independence consistent with Independence Standards Board Standard No. 1, discuss such reports with the Auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the Auditor.

10.	Evaluate together with the Board the performance of the Independent Auditor and, if so determined by the Audit Committee, recommend that the Board replace the Independent Auditor.
11.	Meet with the Independent Auditor prior to the audit to review the planning and staffing of the audit.
12.	Obtain from the Independent Auditor assurance that events, transactions or circumstances included in Section 10A(a) of the Securities Exchange Act of 1934 have not occurred or are not present.

A-1

13.	Discuss with the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.
14.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include: (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information. (b) Any changes required in the planned scope of the internal audit.

15.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
16.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

17.	Meet at least annually with the chief financial officer and the Independent Auditor in separate executive sessions.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are presented in accordance with generally accepted accounting principles in the United States of America (US GAAP). This is the responsibility of management. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

A-2

APPENDIX B

2002 AMENDMENT TO
EMISPHERE TECHNOLOGIES, INC.
1994 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

Emisphere Technologies, Inc., a Delaware corporation (the “Company”) has adopted this 2002 Amendment to the Company’s 1994 Qualified Employee Stock Purchase Plan (the “Plan”) to be effective as of November 14, 2002.

1.      In Section 2 of the Plan, the first sentence thereof is deleted in its entirety and the following is substituted in lieu thereof:

“Subject to adjustment as provided in Section 10, the Company may issue and sell a total of 1,200,000 shares of its common stock, par value $.01 per share (the “Common Stock”), pursuant to the Plan.”

APPENDIX C

2002 AMENDMENT TO
EMISPHERE TECHNOLOGIES, INC.
1994 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

Emisphere Technologies, Inc., a Delaware corporation (the “Company”) wishes to adopt this 2003 Amendment to the Company’s 1994 Non-Qualified Employee Stock Purchase Plan (the “Plan”) to be effective upon the approval of the stockholders of the Company at the Annual Meeting of Stockholders to be held on May 15, 2003.

1.      In Section 2 of the Plan, the first sentence thereof is deleted in its entirety and the following is substituted in lieu thereof:

“Subject to adjustment as provided in Section 10, the Company may issue and sell a total of 200,000 shares of its common stock, par value $.01 per share (the “Common Stock”), pursuant to the Plan.”

APPENDIX D

2003 AMENDMENT TO
EMISPHERE TECHNOLOGIES, INC.
STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

Emisphere Technologies, Inc., a Delaware corporation (the “Company”) wishes to adopt this 2003 Amendment to the Company’s Stock Option Plan for Outside Directors (the “Plan”) to be effective upon the approval of the stockholders of the Company at the Annual Meeting of Stockholders to be held on May 15, 2003.

1.      In Section 2 of the Plan, the first sentence thereof is deleted in its entirety and the following is substituted in lieu thereof:

“Subject to adjustment as provided in Section 9, the Company may issue and sell a total of 725,000 shares of its common stock, par value $.01 per share (the “Common Stock”), pursuant to the Plan.”

APPENDIX E

2003 AMENDMENT TO THE
EMISPHERE TECHNOLOGIES, INC.
DIRECTORS’ DEFERRED COMPENSATION STOCK PLAN

Emisphere Technologies, Inc., a Delaware corporation (the “Company”) wishes to adopt this 2003 Amendment to the Company’s Directors’ Deferred Compensation Stock Plan (the “Plan”) to be effective upon the approval of the stockholders of the Company at the Annual Meeting of Stockholders to be held on May 15, 2003.

1.     Section 5 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

        5.     Deferred Compensation

                (a)      Prior to January 1 of each year, an eligible director may elect, by giving written notice to the Company, to defer receipt of up to 50% of the retainer fee that would otherwise be payable to him in respect of his services as a director for that year (a “Deferral Election”). The Company shall maintain on its books and records an account (a “Share Account”) for each eligible director who makes a Deferral Election. The Share Account shall be credited on March 31, June 30, September 30 and December 31 of the year in respect of which the eligible director made a Deferral Election (each, a “Crediting Date”) with that number of shares of Common Stock having a fair market value on the relevant Crediting Date equal to one quarter of the amount of the retainer fee deferred by such eligible director. A Deferral Election for 2003 may be made no later June 30, 2003 and solely with respect to that portion of the 2003 retainer fee earned following such election.

                (b)      In respect of each cash dividend or distribution paid by the Company with respect to the Common Stock, there shall be credited to the Share Account of each eligible director that number of shares of Common Stock equal to (i) the amount of the dividend or distribution that would have been paid to the eligible director with respect to the shares in his Share Account if those shares had been issued and outstanding on the date of payment of such dividend or distribution divided by (ii) the fair market value of the Common Stock on the date the dividend or distribution was paid.

                (c)      As used herein, the “fair market value” means, as of any date, the value of Common Stock determined as follows:

                          (i)      If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its air market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                         (ii)      If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market

2

trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                        (iii)      In the absence of an established market for the Common Stock, the fair market value shall be determined in good faith by the Board.

             (d)      All share calculations shall be made to the nearest one thousandth of a share.”

ATTN: INVESTOR RELATIONS 765 OLD SAW MILL RIVER ROAD TARRYTOWN, NEW YORK 10591

VOTE BY INTERNET - www.proxyvote.com
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VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the Postage-paid envelope we have provided.

The Internet and Telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on Wednesday, May 14, 2003

IF YOU HAVE VOTED OVER THE INTERNET OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EMISP1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please sign below, exactly as name or names appear on
this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE ITEMS LISTED BELOW		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
1.	Election of Director Nominee: (01) Dr. Jere E. Goyan	[ ]	[ ]	[ ]
		For	Against	Abstain
2.	To approve and ratify an amendment to the 1994 Qualified ESPP	[ ]	[ ]	[ ]
3.	To approve and adopt an amendment to the 1994 Non-Qualified ESPP	[ ]	[ ]	[ ]
4.	To approve and adopt an amendment to the 1997 Directors' Option Plan	[ ]	[ ]	[ ]
5.	To approve and adopt an amendment to the Directors' Deferred Plan	[ ]	[ ]	[ ]
6.	To ratify the appointment of PricewaterhouseCoopers, LLP as Independent Auditors for 2003	[ ]	[ ]	[ ]

	Yes	No
Please indicate if you plan to attend this meeting	[ ]	[ ]	Please indicate if you wish to view meeting materials
electronically via the Internet rather than receiving a
hard copy. Please note that you will continue to receive
			a proxy card for voting purposes only	Yes	No

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor commu- nications in a single package per household	[ ]	[ ]		[ ]	[ ]
Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

765 OLD SAW MILL RIVER ROAD
TARRYTOWN, NEW YORK 10591

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Fredrick D. Cobb as proxy with the power to appoint his substitute and hereby authorizes him to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Emisphere Technologies, Inc. held of record by the undersigned on March 24, 2003 at the Annual Meeting of Stockholders to be held on Thursday, May 15, 2003 or any adjournments or postponements thereof.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EMISPHERE TECHNOLOGIES, INC., a Delaware corporation, will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York on Thursday, May 15, 2003 at 10:00 a.m. e.d.t. for the purposes set forth in the accompanying Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no specification is made, this proxy will be voted according to the recommendation of the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.